News Release

International Paper Reports Fourth Quarter and Full-Year 2017 Earnings

MEMPHIS, Tenn. – February 1, 2018 – International Paper (NYSE: IP) today reported full-year 2017 net earnings attributable to International Paper of $2.1 billion ($5.13 per diluted share) compared with net earnings of $904 million ($2.18 per diluted share) for full-year 2016. In the fourth quarter of 2017, the Company reported net earnings of $1.5 billion ($3.50 per diluted share) compared with $218 million ($0.53 per diluted share) in the fourth quarter of 2016. Fourth quarter and full-year 2017 net earnings included a provisional net tax benefit of $1.2 billion ($2.93 per diluted share) related to the U.S. enactment of the Tax Cuts and Jobs Act of 2017 reported as a special item. Net earnings in all periods include the impact of special items, if any, non-operating pension expense and discontinued operations.

Diluted Net EPS Attributable to International Paper Shareholders and Adjusted Operating EPS

	Fourth Quarter 2017	Fourth Quarter 2016	Full-Year 2017	Full-Year 2016
Net Earnings	$3.50	$0.53	$5.13	$2.18
Less – Discontinued Operations (Gain) Loss	0.02	(0.06)	(0.08)	(0.25)
Net Earnings (Loss) from Continuing Operations	3.52	0.47	5.05	1.93
Add Back – Non-Operating Pension Expense	0.57	0.05	0.72	0.90
Add Back – Net Special Items Expense (Income)	(2.82)	0.15	(2.28)	0.26
Adjusted Operating Earnings*	$1.27	$0.67	$3.49	$3.09

*
Adjusted operating earnings (non-GAAP) is defined as net earnings from continuing operations attributable to International Paper Company (GAAP) excluding special items and non-operating pension expense. Non-operating pension expense in the fourth quarter of 2017 included a non-cash pre-tax charge of $376 million ($232 million after taxes or $0.56 per diluted share) for a settlement accounting charge associated with an annuity purchase and related transfer of pension obligations for approximately 45,000 retirees. Non-operating pension expense in the second quarter of 2016 included a non-cash pre-tax charge of $439 million ($270 million after taxes or $0.65 per diluted share) for a settlement accounting charge associated with payments under a term-vested lump sum buyout. Management uses this measure to focus on on-going operations, and believes that it is useful to investors because it enables them to perform meaningful comparisons of past and present operating results.

Full-year 2017 adjusted operating earnings were $1.5 billion ($3.49 per diluted share) compared with $1.3 billion ($3.09 per diluted share) in 2016. Adjusted operating earnings in the fourth quarter of 2017 totaled $530 million ($1.27 per diluted share) compared with $279 million ($0.67 per diluted share) in the fourth quarter of 2016.
Annual net sales totaled $21.7 billion in 2017 compared with $19.5 billion in 2016. The year-over-year revenue increase was primarily due to the pulp business that was acquired from Weyerhaeuser in late 2016. Quarterly net sales were $5.7 billion in the fourth quarter of 2017 compared with $5.0 billion in the fourth quarter of 2016.
Full-year business segment operating profits were $2.1 billion in 2017 compared with $2.1 billion in 2016. Business segment operating profits in the fourth quarter of 2017 were $824 million compared with $442 million in the fourth quarter of 2016.
Cash provided by (used for) operations was $1.8 billion for the full-year 2017 and $1.2 billion in the fourth quarter of 2017. Free cash flow (non-GAAP) was $2.0 billion for the full-year 2017 and $732 million in the fourth quarter of 2017.

“In 2017, we delivered on our commitment of strong cash generation and value creation, enabling us to strengthen our balance sheet and increase our dividend,” said Mark Sutton, Chairman and Chief Executive Officer. “We made outstanding progress integrating the Global Cellulose Fibers business and delivering synergies, while also making an important strategic move in consumer packaging that further enables us to focus on growing meaningful value in our core businesses. Looking at the fourth quarter, the company delivered its best results in a decade, driven by healthy demand and excellent commercial performance in Industrial Packaging and Global Cellulose Fibers. All in, the momentum we've built throughout 2017 positions us well for another year of strong earnings growth in 2018."

SEGMENT INFORMATION
The performance of the Company’s business segments is measured quarter to quarter without variations caused by special items, as management focuses on business segment operating profits excluding those items (non-GAAP). The combination of IP's legacy pulp business with the pulp business acquired in 2016 is now called Global Cellulose Fibers and reported as a separate business segment. Prior periods have been restated to reflect this change. Industrial Packaging results, for all periods presented, include the EMEA Coated Paperboard Packaging business, which was previously reported as part of the Consumer Packaging segment. The Consumer Packaging segment was eliminated in connection with the transfer of the North American Consumer Packaging business. Fourth quarter 2017 business segment operating profits and business trends compared with the prior quarter are as follows:
Industrial Packaging operating profits in the fourth quarter of 2017 were $609 million ($614 million excluding special items) compared with $490 million ($505 million excluding special items) in the third quarter of 2017. In North America, overall market conditions remain healthy. Increased earnings reflect record box shipments for the quarter, partly driven by e-commerce, higher average sales prices and volumes in the export channel and lower input costs, primarily for recycled fiber, partially offset by mill operating costs. In EMEA, the benefit from seasonally higher sales volumes was more than offset by higher operating costs and the impact of higher containerboard costs not being fully passed through to box pricing.
Global Cellulose Fibers operating profits in the fourth quarter of 2017 were $79 million ($98 million excluding special items) compared with $49 million ($57 million excluding special items) in the third quarter of 2017. The improvement in earnings was driven by higher average sales prices, record volume and strong synergy realization.
Printing Papers operating profits in the fourth quarter of 2017 were $136 million versus $135 million in the third quarter of 2017. In North America, earnings decreased due to higher maintenance outage costs, along with higher operating and distribution costs. In Brazil, earnings benefited from higher sales volumes and a more favorable geographic mix due to seasonally stronger domestic demand. In Europe and Russia, higher average sales prices for uncoated freesheet paper were offset by higher operating and input costs.

International Paper recorded Ilim joint venture equity earnings of $64 million in the fourth quarter of 2017 compared with $48 million in the third quarter of 2017. Operationally, sales prices increased, primarily for export shipments, and sales volumes increased coming off a third quarter impacted by maintenance outages. The Company recognized a non-cash after-tax foreign exchange gain of $3 million in the fourth quarter of 2017 ($0.01 per diluted share), compared with a gain of $7 million in the third quarter of 2017 ($0.02 per diluted share), primarily due to Ilim’s U.S. dollar denominated net debt.
CORPORATE EXPENSES
Net corporate expenses, excluding non-operating pension expense, were $18 million for the fourth quarter of 2017, compared with $32 million in the third quarter of 2017. Corporate expenses in the third quarter were higher due to other corporate reserves and a decline in the fair value of an energy hedging contract.

EFFECTIVE TAX RATE
The reported effective tax rate for the fourth quarter of 2017 was (613)% compared to a 2017 third quarter reported effective tax rate of 30%. In the fourth quarter of 2017, the Company recorded a provisional net benefit of $1.2 billion related to the enactment of the U.S. Tax Cuts and Jobs Act. The net benefit is comprised of a non-cash $1.45 billion benefit related to the remeasurement of the Company's U.S. deferred taxes and additional tax expense of approximately $230 million related to the deemed repatriation of earnings of its foreign subsidiaries. The Company continues to analyze the Tax Cuts and Jobs Act and the provisional amounts will be finalized in 2018.

Excluding special items, non-operating pension expense and discontinued operations, the effective tax rate for the fourth quarter of 2017 was 32%, compared with an effective tax rate of 28% in the third quarter of 2017. The higher effective tax rate in the fourth quarter is primarily due to income tax credits related to both biomass investments and foreign taxes recorded in the third quarter.

EFFECTS OF SPECIAL ITEMS
Special items in the fourth quarter of 2017 included a pre-tax charge of $83 million ($51 million after taxes) for debt extinguishment costs included in Restructuring and other charges. Special items also included pre-tax charges of $18 million ($11 million after taxes) for integration costs associated with the 2016 acquisition of the Weyerhaeuser pulp business, pre-tax charges of $6 million ($4 million after taxes) related to removal of abandoned property at our mills and a gain of $1 million (before and after taxes) for interest income associated with amended tax returns. Also included in special items is a provisional net tax benefit of $1.2 billion related to the enactment of the Tax Cuts and Jobs Act, a tax benefit of $28 million for investment tax credits and a tax expense of $9 million associated with an international tax law change.
Special items in the third quarter of 2017 included pre-tax charges of $6 million ($4 million after taxes) for integration costs associated with the pulp business acquisition, a pre-tax charge of $10 million ($7 million after taxes) for accelerated amortization of an intangible asset in Brazil packaging and pre-tax charges of $7 million ($4 million after taxes) related to removal of abandoned property at our mills. Also included in special items is a net tax expense of $19 million due to international legal entity restructuring.
Special items in the fourth quarter of 2016 included a pre-tax charge of $7 million ($6 million after taxes) for Restructuring and other charges for costs associated with the closure of a mill in Turkey. Special items also included a pre-tax charge of $19 million ($14 million after taxes) for costs associated with the pulp business acquisition, a pre-tax charge of $19 million ($11 million after taxes) to amortize the acquired pulp business inventory fair value step-up and a tax expense of $31 million associated with a tax rate change in Luxembourg.
DISCONTINUED OPERATIONS
As a result of the transfer of the North American Consumer Packaging business, all current and prior year amounts have been adjusted to reflect this business as a discontinued operation.
Discontinued operations in the fourth quarter of 2017 included the operating earnings of the North American Consumer Packaging business, pre-tax charges of $17 million ($10 million after taxes) for costs associated with the divestiture and pre-tax charges of $45 million ($28 million after taxes) for non-operating pension expenses related to curtailment charges and termination benefits. Discontinued operations in the third quarter of 2017 and the fourth quarter of 2016 included the operating earnings of the North American Consumer Packaging business.

EARNINGS WEBCAST
The company will host a webcast to discuss earnings and current market conditions, beginning at 10 a.m. ET (9 a.m. CT). All interested parties are invited to listen to the webcast via the company’s Internet site at http://www.internationalpaper.com by clicking on the Performance/Investors tab and going to the Presentations and Events/Webcasts page. A replay of the webcast will also be on the web site beginning approximately two hours after the call. Parties who wish to participate in the webcast via teleconference may dial +1 (706) 679-8242 or, within the U.S. only, (877) 316-2541, and ask to be connected to the International Paper fourth quarter and full year earnings call. The conference ID number is 9548817. Participants should call in no later than 9:45 a.m. ET (8:45 a.m. CT). An audio-only replay will be available for ninety days following the call. To access the replay, dial +1 (404) 537-3406 or, within the U.S. only, (855) 859-2056 or (800) 585-8367, and when prompted for the conference ID, enter 9548817.

About International Paper
International Paper (NYSE: IP) is a leading global producer of renewable fiber-based packaging, pulp and paper products with manufacturing operations in North America, Latin America, Europe, North Africa, India and Russia. We produce corrugated packaging products that protect and promote goods, and enable world-wide commerce; pulp for diapers, tissue and other personal hygiene products that promote health and wellness and papers that facilitate education and communication. We are headquartered in Memphis, Tenn., and employ approximately 52,000 colleagues located in more than 24 countries. Net sales for 2017 were $22 billion. For more information about International Paper, our products and global citizenship efforts, please visit internationalpaper.com.

Certain statements in this press release may be considered forward-looking statements. These statements reflect management’s current views and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in these statements. Factors which could cause actual results to differ include but are not limited to: (i) the level of our indebtedness and changes in interest rates; (ii) industry conditions, including but not limited to changes in the cost or availability of raw materials, energy and transportation costs, competition we face, cyclicality and changes in consumer preferences, demand and pricing for our products; (iii) global economic conditions and political changes, including but not limited to the impairment of financial institutions, changes in currency exchange rates, credit ratings issued by recognized credit rating organizations, the amount of our future pension funding obligation, changes in tax laws, and pension and health care costs; (iv) unanticipated expenditures related to the cost of compliance with existing and new environmental and other governmental regulations and to actual or potential litigation; (v) whether we experience a material disruption at one of our manufacturing facilities; (vi) risks inherent in conducting business through joint ventures; and (vii) our ability to achieve the benefits we expect from strategic acquisitions, divestitures and restructurings. These and other factors that could cause or contribute to actual results differing materially from such forward- looking statements are discussed in greater detail in the Company’s Securities and Exchange Commission filings. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

###
Contacts:
Media: Thomas J. Ryan, 901-419-4333; Investors: Guillermo Gutierrez; 901-419-1731; Michele Vargas, 901-419-7287.

INTERNATIONAL PAPER COMPANY
Consolidated Statement of Operations
Preliminary and Unaudited
(In millions, except per share amounts)

	Three Months Ended December 31,				Three Months Ended September 30,		Twelve Months Ended December 31,
	2017		2016		2017		2017		2016
Net Sales	$5,711		$5,000		$5,517		$21,743		$19,495
Costs and Expenses
Cost of products sold	4,086	(a)	3,544	(g)	3,756	(a)	15,300	(a)	14,057	(g)
Selling and administrative expenses	447	(b)	409	(h)	407	(b)	1,653	(b)	1,484	(h)
Depreciation, amortization and cost of timber harvested	339		302		350	(k)	1,343	(k)	1,124
Distribution expenses	373		320		354		1,434		1,237
Taxes other than payroll and income taxes	45		39		41		169		154
Restructuring and other charges	83	(c)	7	(i)	—		67	(c)	54	(i)
Net (gains) losses on sales and impairment of businesses	—		—		—		9	(l)	70	(o)
Litigation settlement	—		—		—		354	(m)	—
Net bargain purchase gain on acquisition of business	—		—		—		(6)	(n)	—
Interest expense, net	141	(d)	135		152		572	(d)	520
Earnings (Loss) From Continuing Operations Before Income Taxes and Equity Earnings	197	(a-d)	244	(g-i)	457	(a,b,k)	848	(a-d, k-n)	795	(g-i,o)
Income tax provision (benefit)	(1,207)	(e)	96	(j)	136	(e)	(1,085)	(e)	193	(j)
Equity earnings (loss), net of taxes	64		47		45		177		198
Earnings (Loss) From Continuing Operations	1,468	(a-e)	195	(g-j)	366	(a,b,e,k)	2,110	(a-e, k-n)	800	(g-j,o)
Discontinued operations, net of taxes	(8)	(f)	24		29		34	(f)	102	(p)
Net Earnings (Loss)	1,460	(a-f)	219	(g-j)	395	(a,b,e,k)	2,144	(a-f, k-n)	902	(g-j,o-p)
Less: Net earnings (loss) attributable to noncontrolling interests	—		1		—		—		(2)
Net Earnings (Loss) Attributable to International Paper Company	$1,460	(a-f)	$218	(g-j)	$395	(a,b,e,k)	$2,144	(a-f, k-n)	$904	(g-j,o-p)
Basic Earnings Per Common Share Attributable to International Paper Common Shareholders
Earnings (loss) from continuing operations	$3.56		$0.47		$0.89		$5.11		$1.95
Discontinued operations	(0.02)		0.06		0.07		0.08		0.25
Net earnings (loss)	$3.54		$0.53		$0.96		$5.19		$2.20
Diluted Earnings Per Common Share Attributable to International Paper Common Shareholders
Earnings (loss) from continuing operations	$3.52		$0.47		$0.88		$5.05		$1.93
Discontinued operations	(0.02)		0.06		0.07		0.08		0.25
Net earnings (loss)	$3.50		$0.53		$0.95		$5.13		$2.18
Average Shares of Common Stock Outstanding - Diluted	417.8		415.6		417.4		417.7		415.6
Cash Dividends Per Common Share	$0.4750		$0.4625		$0.4625		$1.8625		$1.7825
Amounts Attributable to International Paper Common Shareholders
Earnings (loss) from continuing operations, net of tax	$1,468		$194		$366		$2,110		$802
Discontinued operations, net of tax	(8)		24		29		34		102
Net earnings	$1,460		$218		$395		$2,144		$904
The accompanying notes are an integral part of this consolidated statement of operations.

(a)
Includes a pre-tax charge of $376 million ($232 million after taxes) for the three months and twelve months ended December 31, 2017 for a settlement accounting charge associated with an annuity purchase and transfer of pension obligations for approximately 45,000 retirees. Also includes pre-tax charges of $6 million ($4 million after taxes), $7 million ($4 million after taxes), and $20 million ($13 million after taxes) for the three months ended December 31, 2017 and September 30, 2017 and twelve months ended December 31, 2017, respectively, for the removal of abandoned property at our mills and a pre-tax charge of $14 million ($8 million after taxes) for the twelve months ended December 31, 2017 to amortize the inventory fair value step-up for the pulp business acquired in December 2016.

(b)
Includes pre-tax charges of $18 million ($11 million after taxes), $6 million ($4 million after taxes) and $33 million ($20 million after taxes) for the three months ended December 31, 2017 and September 30, 2017 and twelve months ended December 31, 2017, respectively, for integration costs associated with the pulp business acquisition.

(c)
Includes a pre-tax charge of $83 million ($51 million after taxes) for the three months and twelve months ended December 31, 2017 for debt extinguishment costs, a gain of $14 million ($9 million after taxes) for the twelve months ended December 31, 2017 related to the sale of our investment in ArborGen, and a gain of $2 million (before and after taxes) for the twelve months ended December 31, 2017 for other items.

(d)
Includes gains of $1 million (before and after taxes) and $5 million ($3 million after taxes) for the three months and twelve months ended December 31, 2017, respectively, for interest income related to income tax refund claims.

(e)
Includes a provisional net tax benefit of $1.2 billion for the three months and twelve months ended December 31, 2017 related to the enactment of the Tax Cuts and Jobs Act. Also includes tax benefits of $28 million and $113 million for the three months and twelve months ended December 31, 2017, respectively, related to income tax refund claims, a tax expense of $9 million for the three months and twelve months ended December 31, 2017 related to an international tax law change, tax expenses of $19 million and $34 million for the three months ended September 30, 2017 and twelve months ended December 31, 2017, respectively, related to international investment restructuring, and a tax expense of $38 million for the twelve months ended December 31, 2017 associated with a 2017 cash pension contribution.

(f)
Includes a pre-tax charge of $17 million ($10 million after taxes) for the three months and twelve months ended December 31, 2017 for costs associated with the divestiture of our North America Consumer Packaging business and pre-tax charges of $45 million ($28 million after taxes) for non-operating pension expenses related to curtailment charges and termination benefits.

(g)
Includes a pre-tax charge of $439 million ($270 million after taxes) for the twelve months ended December 31, 2016 for a settlement accounting charge associated with term-vested lump sum pension payments, a pre-tax charge of $19 million ($11 million after taxes) for the three months and twelve months ended December 31, 2016 to amortize the inventory fair value step-up associated with the pulp business acquisition, a pre-tax charge of $8 million ($5 million after taxes) for the twelve months ended December 31, 2016 for the write-off of certain regulatory pre-engineering costs and charges of $1 million (before and after taxes) and $3 million (before and after taxes) for the three months and twelve months ended December 31, 2016, respectively, for other costs associated with the acquisition.

(h)
Includes pre-tax charges of $16 million ($11 million after taxes) and $28 million ($18 million after taxes) for the three months and twelve months ended December 31, 2016, respectively, for costs associated with the pulp business acquisition.

(i)
Includes a pre-tax charge of $7 million ($6 million after taxes) for the three months and twelve months ended December 31, 2016 for costs associated with the closure of a mill in Turkey, a pre-tax gain of $8 million ($5 million after taxes) for the twelve months ended December 31, 2016 related to the sale of our investment in Arizona Chemical, a pre-tax charge of $29 million ($18 million after taxes) for the twelve months ended December 31, 2016 for debt extinguishment costs, a pre-tax charge of $17 million ($11 million after taxes) for the twelve months ended December 31, 2016 for costs associated with the write off of the India Packaging business evaluation, and a pre-tax charge of $9 million ($6 million after taxes) for the twelve months ended December 31, 2016 for costs associated with the Riegelwood mill conversion to 100% pulp production.

(j)
Includes a tax expense of $31 million for the three months and twelve months ended December 31, 2016 associated with a tax rate change in Luxembourg, a tax benefit of $57 million for the twelve months ended December 31, 2016 related to the legal restructuring of our Brazil Packaging business, a tax expense of $23 million for the twelve months ended December 31, 2016 associated with 2016 cash pension contributions, a tax benefit of $14 million for the twelve months ended December 31, 2016 related to the closure of a U.S. federal tax audit, and a tax benefit of $6 million for the twelve months ended December 31, 2016 related to an international legal entity restructuring.

(k)
Includes a pre-tax charge of $10 million ($7 million after taxes) for the three months ended September 30, 2017 and twelve months ended December 31, 2017 for accelerated amortization of a Brazil Packaging intangible asset.

(l)	Includes a pre-tax charge of $9 million ($4 million after taxes) for the impairment of the assets of our Foodservice business in Asia.

(m)	Includes a pre-tax charge of $354 million ($219 million after taxes) related to the agreement to settle the Kleen Products anti-trust class action lawsuit.

(n)	Includes a net bargain purchase gain of $6 million (before and after taxes) associated with the June 2016 Holmen Paper mill acquisition in Madrid, Spain.

(o)	Includes a pre-tax charge of $70 million ($58 million after taxes) for the impairment of the assets of our Asia corrugated packaging business and costs associated with the sale of that business.

(p)	Includes a pre-tax charge of $8 million ($5 million after taxes) for a legal settlement associated with the xpedx business.

INTERNATIONAL PAPER COMPANY
Reconciliation of Net Earnings (Loss) Attributable to International Paper Company to Adjusted Operating Earnings
Preliminary and Unaudited
(In millions except for per share amounts)

	Three Months Ended December 31,				Three Months Ended September 30,		Twelve Months Ended December 31,
	2017		2016		2017		2017		2016
Net Earnings (Loss) Attributable to International Paper Company	$1,460		$218		$395		$2,144		$904
Add back: Discontinued operations (gain) loss	8	(a)	(24)		(29)		(34)	(a)	(102)	(g)
Earnings (Loss) from Continuing Operations, including non-controlling interest	1,468		194		366		2,110		802
Add back: Non-operating pension expense	238	(b)	23		20		298	(b)	375	(h)
Add back: Special items expense (gain)	(1,176)	(c)	62	(d)	34	(e)	(952)	(f)	108	(i)
Adjusted Operating Earnings	$530		$279		$420		$1,456		$1,285

	Three Months Ended December 31,				Three Months Ended September 30,		Twelve Months Ended December 31,
	2017		2016		2017		2017		2016
Diluted Earnings per Common Share as Reported	$3.50		$0.53		$0.95		$5.13		$2.18
Add back: Discontinued operations (gain) loss	0.02		(0.06)		(0.07)		(0.08)		(0.25)
Continuing Operations	3.52		0.47		0.88		5.05		1.93
Add back: Non-operating pension expense	0.57		0.05		0.05		0.72		0.90
Add back: Special items expense (gain)	(2.82)		0.15		0.08		(2.28)		0.26
Adjusted Operating Earnings per Share	$1.27		$0.67		$1.01		$3.49		$3.09
Notes:

(a)	See footnote (f) on the Consolidated Statement of Operations

(b)	See footnote (a) on the Consolidated Statement of Operations

(c)	See footnotes (a) - (e) on the Consolidated Statement of Operations

(d)	See footnotes (g) - (j) on the Consolidated Statement of Operations

(e)	See footnotes (a), (b), (e), (k) on the Consolidated Statement of Operations

(f)	See footnotes (a) - (e) and (k) - (n) on the Consolidated Statement of Operations

(g)	See footnote (p) on the Consolidated Statement of Operations

(h)	See footnote (g) on the Consolidated Statement of Operations

(i)	See footnotes (g) - (j) and (o) on the Consolidated Statement of Operations

(1)
The Company calculates Adjusted Operating Earnings (non-GAAP) by excluding the after-tax effect of non-operating pension expense and items considered by management to be unusual from the earnings reported under U.S. generally accepted accounting principles (“GAAP”). Management uses this measure to focus on on-going operations, and believes that it is useful to investors because it enables them to perform meaningful comparisons of past and present operating results. International Paper believes that using this information, along with net earnings, provides for a more complete analysis of the results of operations by quarter. Net earnings attributable to International Paper is the most directly comparable GAAP measure.

(2)	Since diluted earnings per share are computed independently for each period, twelve-month per share amounts may not equal the sum of the respective quarters.

INTERNATIONAL PAPER COMPANY
Sales and Earnings by Business Segment
Preliminary and Unaudited
(In millions)
Sales by Business Segment

	Three Months Ended December 31,				Three Months Ended September 30,		Twelve Months Ended December 31,
	2017		2016		2017		2017		2016
Industrial Packaging	$3,893		$3,555		$3,822		$15,077		$14,226
Global Cellulose Fibers	721		379		654		2,551		1,092
Printing Papers	1,106		1,055		1,039		4,157		4,058
Corporate and Inter-segment Sales (i)	(9)		11		2		(42)		119
Net Sales	$5,711		$5,000		$5,517		$21,743		$19,495
Operating Profit by Business Segment
	Three Months Ended December 31,				Three Months Ended September 30,		Twelve Months Ended December 31,
	2017		2016		2017		2017		2016
Industrial Packaging	$609	(a)	$391	(f)	$490	(a)	$1,547	(a)	$1,741	(f)
Global Cellulose Fibers	79	(b)	(70)	(g)	49	(b)	65	(b)	(179)	(g)
Printing Papers	136		121		135		457	(c)	540
Total Business Segment Operating Profit	$824		$442		$674		$2,069		$2,102

Earnings (Loss) From Continuing Operations Before Income Taxes and Equity Earnings	$197		$244		$457		$848		$795
Interest expense, net	141	(d)	136		152		572	(d)	520
Noncontrolling interest/equity earnings adjustment (j)	(1)		—		—		(2)		1
Corporate items, net (i)	18		25		32		91		121
Special items, net	83		—		—		76		55
Non-operating pension expense	386	(e)	37		33		484	(e)	610	(h)
Adjusted Operating Profit	$824		$442		$674		$2,069		$2,102
Equity Earnings (Loss) in Ilim Holdings S.A., Net of Taxes	$64		$45		$48		$183		$199

(a)
Includes a charge of $10 million for the three months ended September 30, 2017 and twelve months ended December 31, 2017 for the accelerated amortization of an intangible asset in Brazil, a charge of $354 million for the twelve months ended December 31, 2017 related to the agreement to settle the Kleen Products anti-trust class action lawsuit, a gain of $6 million for the twelve months ended December 31, 2017 for a net bargain purchase gain associated with the June 2016 acquisition of Holmen Paper's newsprint mill in Madrid, Spain and charges of $5 million, $5 million and $14 million for the three months ended December 31, 2017 and September 30, 2017 and twelve months ended December 31, 2017, respectively, for other items.

(b)
Includes a charge of $14 million for the twelve months ended December 31, 2017 for the amortization of the inventory fair value step-up for the pulp business acquired in December 2016, charges of $18 million, $6 million and $33 million for the three months ended December 31, 2017 and September 30, 2017 and twelve months ended December 31, 2017, respectively, for costs associated with the acquisition and integration of that business and charges of $1 million, $2 million and $4 million for the three months ended December 31, 2017 and September 30, 2017 and twelve months ended December 31, 2017, respectively, for other items.

(c)	Includes a charge of $2 million for the twelve months ended December 31, 2017 for other items.

(d)	Includes gains of $1 million and $5 million for the three months and twelve months ended December 31, 2017, respectively, for interest income associated with income tax refund claims.

(e)
Includes a charge of $376 million for the three months and twelve months ended December 31, 2017 for a settlement accounting charge associated with an annuity purchase and transfer of pension obligations for approximately 45,000 retirees.

(f)
Includes charges of $7 million for the three months and twelve months ended December 31, 2016 for costs associated with the closure of a mill in Turkey and charges of $70 million for the twelve months ended December 31, 2016 for the impairment of the assets of our corrugated packaging business in Asia and costs associated with the sale of that business.

(g)
Includes charges of $19 million and $31 million for the three months and twelve months ended December 31, 2016, respectively, for costs associated with the agreement to purchase the Weyerhaeuser pulp business and a charge of $19 million for the three months and twelve months ended December 31, 2016 for the amortization of inventory fair value step-up associated with that acquisition.

(h)	Includes a charge of $439 million for the twelve months ended December 31, 2016 for a settlement accounting charge associated with term-vested lump sum payments.

(i)	Includes sales and operating profits of previously divested businesses.

(j)
Operating profits for business segments include each segment's percentage share of the profits of subsidiaries included in that segment that are less than wholly owned. The pre-tax noncontrolling interest and equity earnings for these subsidiaries are adjusted here to present consolidated earnings before income taxes and equity earnings.

INTERNATIONAL PAPER COMPANY
Reconciliation of Operating Profit to Operating Profit Before Special Items
Preliminary and Unaudited
(In millions)

	Three Months Ended December 31, 2017
	Industrial Packaging	Global Cellulose Fibers	Printing Papers	Total
Operating Profit (Loss) as Reported	$609	$79	$136	$824
Special Items Expense (Income) (a)	5	19	—	24
Operating Profit (Loss) Before Special Items	$614	$98	$136	$848

	Three Months Ended December 31, 2016
	Industrial Packaging	Global Cellulose Fibers	Printing Papers	Total
Operating Profit (Loss) as Reported	$391	$(70)	$121	$442
Special Items Expense (Income) (b)	7	38	—	45
Operating Profit (Loss) Before Special Items	$398	$(32)	$121	$487

	Three Months Ended September 30, 2017
	Industrial Packaging	Global Cellulose Fibers	Printing Papers	Total
Operating Profit (Loss) as Reported	$490	$49	$135	$674
Special Items Expense (Income) (a)	15	8	—	23
Operating Profit (Loss) Before Special Items	$505	$57	$135	$697

	Twelve Months Ended December 31, 2017
	Industrial Packaging	Global Cellulose Fibers	Printing Papers	Total
Operating Profit (Loss) as Reported	$1,547	$65	$457	$2,069
Special Items Expense (Income) (c)	372	51	2	425
Operating Profit (Loss) Before Special Items	$1,919	$116	$459	$2,494

	Twelve Months Ended December 31, 2016
	Industrial Packaging	Global Cellulose Fibers	Printing Papers	Total
Operating Profit (Loss) as Reported	$1,741	$(179)	$540	$2,102
Special Items Expense (Income) (b)	77	50	—	127
Operating Profit (Loss) Before Special Items	$1,818	$(129)	$540	$2,229

(a)	See footnotes (a) - (b) on Sales and Earnings by Business Segment

(b)	See footnotes (f) - (g) on Sales and Earnings by Business Segment

(c)	See footnotes (a) - (c) on Sales and Earnings by Business Segment

(1) The Company calculates Operating Profit Before Special Items (non-GAAP) by excluding the pre-tax effect of items considered by management to be unusual from the earnings reported under U.S. generally accepted accounting principles (“GAAP”). Management uses this measure to focus on on-going operations, and believes that it is useful to investors because it enables them to perform meaningful comparisons of past and present operating results. International Paper believes that using this information, along with net earnings, provides for a more complete analysis of the results of operations by quarter. Net earnings attributable to International Paper is the most directly comparable GAAP measure.

INTERNATIONAL PAPER COMPANY
Sales Volume by Product (a)
Preliminary and Unaudited
International Paper Consolidated

	Three Months Ended December 31,		Three Months Ended September 30,	Twelve Months Ended December 31,
	2017	2016	2017	2017	2016
Industrial Packaging (In thousands of short tons)
Corrugated Packaging (c)	2,629	2,591	2,599	10,413	10,392
Containerboard	856	780	828	3,294	3,091
Recycling	573	603	544	2,257	2,450
Saturated Kraft	49	40	45	181	182
Gypsum /Release Kraft	64	58	54	229	200
Bleached Kraft	7	6	7	27	24
EMEA Packaging (c) (d)	394	386	350	1,518	1,477
Asian Box (c) (e)	—	—	—	—	208
Brazilian Packaging (c)	91	117	93	357	371
European Coated Paperboard	102	95	103	398	393
Industrial Packaging	4,765	4,676	4,623	18,674	18,788
Global Cellulose Fibers (In thousands of metric tons) (b)	1,002	626	933	3,708	1,870
Printing Papers (In thousands of short tons)
U.S. Uncoated Papers	464	470	497	1,915	1,872
European & Russian Uncoated Papers	379	417	365	1,483	1,536
Brazilian Uncoated Papers	335	314	280	1,167	1,114
Indian Uncoated Papers	67	66	58	253	241
Printing Papers	1,245	1,267	1,200	4,818	4,763

(a) Sales volumes include third party and inter-segment sales and exclude sales of equity investees.
(b) Includes North American, European and Brazilian volumes and internal sales to mills. Includes sales volumes from the pulp business acquired beginning December 1, 2016.
(c) Volumes for corrugated box sales reflect consumed tons sold (CTS). Board sales by these businesses reflect invoiced tons.
(d) Excludes newsprint sales volumes at Madrid, Spain mill.
(e) Includes sales volumes through the date of sale on June 30, 2016.

INTERNATIONAL PAPER COMPANY
Consolidated Balance Sheet
Preliminary and Unaudited
(In millions)

	December 31, 2017	December 31, 2016
Assets
Current Assets
Cash and Temporary Investments	$1,018	$1,033
Accounts and Notes Receivable, Net	3,287	2,852
Inventories	2,313	2,233
Assets Held for Sale	1,377	361
Other	282	191
Total Current Assets	8,277	6,670
Plants, Properties and Equipment, Net	13,265	13,003
Forestlands	448	456
Investments	390	360
Financial Assets of Special Purpose Entities	7,051	7,033
Goodwill	3,411	3,364
Long Term Assets Held for Sale	—	1,018
Deferred Charges and Other Assets	1,061	1,189
Total Assets	$33,903	$33,093
Liabilities and Equity
Current Liabilities
Notes Payable and Current Maturities of Long-Term Debt	$311	$239
Accounts Payable and Accrued Liabilities	3,986	3,669
Liabilities Held for Sale	805	161
Total Current Liabilities	5,102	4,069
Long Term Liabilities Held for Sale	—	8
Long-Term Debt	10,846	11,075
Nonrecourse Financial Liabilities of Special Purpose Entities	6,291	6,284
Deferred Income Taxes	2,291	3,127
Pension Benefit Obligation	1,939	3,400
Postretirement and Postemployment Benefit Obligation	326	330
Other Liabilities	567	441
Equity
Invested Capital	342	(477)
Retained Earnings	6,180	4,818
Total International Paper Shareholders’ Equity	6,522	4,341
Noncontrolling interests	19	18
Total Equity	6,541	4,359
Total Liabilities and Equity	$33,903	$33,093

INTERNATIONAL PAPER COMPANY
Consolidated Statement of Cash Flows
Preliminary and Unaudited
(In millions)

	Twelve Months Ended December 31,
	2017	2016
Operating Activities
Net earnings (loss)	$2,144	$902
Depreciation, amortization and cost of timber harvested	1,423	1,227
Deferred income tax expense (benefit), net	(1,113)	136
Restructuring and other charges	67	54
Pension plan contributions	(1,250)	(750)
Net bargain purchase gain on acquisition of business	(6)	—
Net (gains) losses on sales and impairments of businesses	9	70
Ilim dividends received	133	58
Equity (earnings) loss, net	(177)	(198)
Periodic pension expense, net	717	809
Other, net	212	99
Changes in current assets and liabilities
Accounts and notes receivable	(370)	(94)
Inventories	(87)	11
Accounts payable and accrued liabilities	114	98
Interest payable	1	41
Other	(60)	15
Cash Provided By (Used For) Operating Activities	1,757	2,478
Investment Activities
Invested in capital projects	(1,391)	(1,348)
Acquisitions, net of cash acquired	(45)	(2,228)
Proceeds from divestitures, net of cash divested	4	108
Proceeds from sale of fixed assets	26	19
Other	15	(49)
Cash Provided By (Used For) Investment Activities	(1,391)	(3,498)
Financing Activities
Repurchases of common stock and payments of restricted stock tax withholding	(47)	(132)
Issuance of debt	1,907	3,830
Reduction of debt	(1,424)	(1,938)
Change in book overdrafts	26	—
Dividends paid	(769)	(733)
Debt tender premiums	(84)	(31)
Other	(8)	(14)
Cash Provided By (Used for) Financing Activities	(399)	982
Effect of Exchange Rate Changes on Cash	18	21
Change in Cash and Temporary Investments	(15)	(17)
Cash and Temporary Investments
Beginning of the period	1,033	1,050
End of the period	$1,018	$1,033

INTERNATIONAL PAPER COMPANY
Reconciliation of Cash Provided by Operations to Free Cash Flow
Preliminary and Unaudited
(In millions)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2017	2016	2017	2016
Cash provided by (used for) Operating Activities	$1,188	$912	$1,757	$2,478
Adjustments:
Cash invested in capital projects	(456)	(445)	(1,391)	(1,348)
Cash contribution to pension plan	—	—	1,250	750
Cash payment for Kleen Settlement	—	—	354	—
Free Cash Flow	$732	$467	$1,970	$1,880

Free cash flow is a non-GAAP measure and the most directly comparable GAAP measure is cash provided by operations. Management believes that free cash flow is useful to investors as a liquidity measure because it measures the amount of cash generated that is available, after reinvesting in the business, to maintain a strong balance sheet, pay dividends, repurchase stock, service debt and make investments for future growth. It should not be inferred that the entire free cash flow amount is available for discretionary expenditures. By adjusting for certain items that are not indicative of the Company’s ongoing performance, free cash flow also enables investors to perform meaningful comparisons between past and present periods.